Exhibit 99.1

BIOSTEM ACQUIRES JOYON ENTERTAINMENT, INC.

Atlanta, GA.  October 30, 2007- BioStem, Inc. (the “Company”) (NASD OTC: BTEM) announced that it has entered into a definitive agreement to acquire Joyon Entertainment, Inc., which is in the online games and electronics manufacturing businesses.

On October 12, 2007, the Company entered into a Stock Exchange Agreement with Joytoto Co., Ltd., a Korean company, and Joyon Entertainment Co., Ltd, a Korean company, to purchase 100% of the issued and outstanding capital stock of Joyon Entertainment, Inc., a Delaware corporation (“JEI”), in exchange for 115,000,000 shares of the Company’s common stock, to be issued after giving effect to a one-for forty reverse split of the Company’s common stock, as well as the divestment of the Company’s two subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc.

In order to complete the acquisition of JEI, the Company is required to secure a release of the Company from the holders of the Company’s Senior Secured Convertible Debentures, as well as effect the conversion of the Company’s Junior Convertible Secured Debentures.  Accordingly, the Company entered into an Agreement to Purchase Subsidiaries and Cancel Shares with Marc Ebersole (the Company’s CEO and Director), Christine Ebersole (a Director and employee), and Scott Schweber (a Director), as well as the holders of the Company’s Senior Secured Convertible Debentures and the Company’s Junior Convertible Debentures (the “Subsidiary Purchase Agreement”).  According to the Subsidiary Purchase Agreement, Marc Ebersole, Christine Ebersole and Scott Schweber (the “Management Shareholders”) will release the Company from any and all claims they may have against the Company and its lenders, and will tender to the Company a total of 130,000,000 shares of the Company’s common stock for cancellation.  The Company’s Senior Secured Debenture Holder will release the Company from its obligations under the Senior Debenture, and such obligations will remain obligations of the Company’s two subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc.  The holders of the Company’s Junior Debentures, which are convertible into 17,350,000 shares of common stock after giving effect to a one for forty reverse split, will convert their debentures into (i) 17,350,000 shares of common stock, and (ii) will be issued an additional 16,169,549 shares of common stock, and (iii) will be issued warrants to purchase 21,000,000 shares of common stock at an exercise price of $0.10 per share (all amounts reflect issuances after giving effect to the above mentioned reverse stock split).  Finally, the Company will transfer 100% of the outstanding capital stock of its two operating subsidiaries, BH Holding Company, Inc. and ABS Holding Company, Inc. to the Management Shareholders and the holders of the Company’s Junior Convertible Debentures.  The descriptions of the transactions herein are qualified by reference to the actual transaction documents, which have been filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on or about October 30, 2007.

The Company has changed its name to Joytoto USA, Inc., and completed a one for forty reverse split of the Company’s common stock, both to be effective on the opening of business on October 31, 2007.  On the opening of business on October 31, 2007, the Company’s common stock will commence trading under the new symbol “JYTO”.

Immediately after the closing of the actions described above, Marc Ebersole and Christine Ebersole will resign as officers and directors of the Company.  Immediately prior to their resignations, they will appoint Cho, Seong Yong as President, CEO and Director, Cho, Seong Sam as CFO, Vice President, Secretary and Director, Choi, Doo Ho, as COO and Director, Um, San Yong as Internal Auditor.  Cho, Seong Yong and Cho, Seong Sam are brothers. The new officers and directors of the Company were designated by Joytoto Co., Ltd., which will be the new controlling shareholder of the Company as of October 31, 2007.

Safe Harbor Statement

This press release contains “forward-looking statements” by BioStem, Inc.  These statements relate to future events or financial performance and transactions, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements, to be materially different from those contemplated by the forward-looking statements.  There can be no assurance that the acquisition described herein will successfully close. We undertake no ongoing obligation, other than that imposed by law, to update these statements.  Factors that could affect results, levels of activity, performance or achievements and cause them to materially differ from those contained in the forward-looking statements include factors that can be found in BioStem’s filings with the Securities and Exchange Commission, which can be found at www.sec.gov.